UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2010 (June 10, 2010)

ZANDARIA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292, West Palm Beach, FL  33411

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

SECTION 8 – OTHER EVENTS

ITEM 8.01 – Other Events

(a.) The Company is pleased to announce that in June 2010 it will complete the forward split of its common stock of a ratio of two (2) shares for every one (1) share currently issued and outstanding. The effective date of the forward split will be in June 2010 at a date and time approved by FINRA. The Record Date for the forward split has been set by the Board of Directors for the opening of business on June 21, 2010 (or as soon thereafter as approved by FINRA). Under the terms of the Resolution approved by the Board of Directors, no exchange of share certificates is required. The Company intends to continue to use its current transfer agent in effecting the exchange of any certificates following the effectiveness of the forward stock split. There will be no fractional shares in connection with the forward split. Instead, any fractional share that results will be rounded up to the next whole share.

No exchange of shares is required. Existing certificates will be recognized following the forward split. The Company and the transfer agent are prepared to act on this basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDARIA VENTURES, INC.

June 14, 2010	By:	/s/ Kam Shah
Name: Kam Shah
Title: President